EXHIBIT 10.15(A)

SECURITIES LENDING AGREEMENT

THIS AGREEMENT made as of the ______ day of ●, 2020.

BETWEEN:

●

 a company incorporated pursuant to the laws of ●

(“Borrower”)

-and-

[LENDER]

a company incorporated pursuant to the laws of ●/individual resident in ●

(“Lender”)

WHEREAS Lender is the beneficial owner of, among other securities, ● Class B Subordinate Voting Shares (the “Loaned Securities”) in the capital of Medmen Enterprise Inc. (the “Corporation”), representing the Loaned Securities (as defined herein), and Borrower wishes to borrow the Loaned Securities from Lender;

WHEREAS Lender is prepared to lend the Loaned Securities to Borrower under the terms and conditions set out in this Agreement;

WHEREAS Borrower is prepared to borrow the Loaned Securities from Lender, under the terms and conditions set out in this Agreement; and

WHEREAS the parties intend that the loan of the Loaned Securities pursuant to this Agreement will qualify as a securities lending arrangement pursuant to s. 260(1) of the Income Tax Act (Canada).

NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set out, the parties hereto agree as follows:

1 DEFINITIONS

For the purposes hereof:

1.1	“Business Day” means a day on which regular trading occurs in the principal market in Canada for the Loaned Securities or, if there is no Canadian market, in the principal market elsewhere.

1.2	“Clearing Organization” shall mean CDS Clearing and Depository Services Inc., or, if agreed to by the parties hereto, such other clearing agency at which Borrower and Lender maintain accounts.

1.3	“Collateral” shall mean Convertible Debentures in the aggregate principal amount of USD______to be pledged by Borrower in favour of, and Delivered to, Lender as security for Borrower’s obligations to Lender hereunder in accordance with the provisions hereof, and includes any Replacement Collateral. For purposes of Redelivery of Collateral or Replacement Collateral by Lender or purchase or sale of securities pursuant to Sections 12 or 13 hereunder, such term shall include securities of the same issuer, class, principal amount or quantity, maturity date, interest rate, and other terms as the Collateral or Replacement Collateral.

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1.4	“Convertible Debentures” means the convertible unsecured debentures of the Corporation issued by the Corporation pursuant to the Financing.

1.5	“Deliver” or “Redeliver”, shall mean one party either: (a) delivering to the other party at the address set out in Section 14.1, or as such party may otherwise direct, certificates representing the Loaned Securities or the Collateral together with duly executed stock or bond transfer powers, as the case may be, with signatures guaranteed by a bank, trust company or a member firm of the Toronto Stock Exchange, together with a letter listing the Delivered or Redelivered Loaned Securities or Collateral and the other party shall confirm receipt of such certificates on such letter and return it to the delivering party; or (b) causing the Loaned Securities or the Collateral to be credited to the other party’s account and debited to the delivering party’s account at an agreed upon Clearing Organization and instructing the Clearing Organization to give notice of such crediting and debiting of the Loaned Securities or the Collateral to each of Lender and Borrower; or (c) the Borrower providing an irrevocable direction to the Corporation, directing that Class B Subordinate Voting Shares it is entitled to receive pursuant to the terms of the Collateral, be issued in the name of the Lender.

1.6	“Default” shall have the meaning ascribed thereto in Section 10.

1.7	“Distributions” shall mean all distributions made on or in respect of the Loaned Securities or the Collateral, as the case may be, including but not limited to all: (a) property; (b) stock dividends; (c) securities received as a result of splits of the Loaned Securities or the Collateral and distributions in respect thereof; (d) interest payments; (e) cash payments; and (f) all rights to purchase additional securities.

1.8	“Financing” means the issuance and sale by the Corporation, on a private placement basis, of securities consisting of Convertible Debentures and Class B Subordinate Voting share purchase warrants of the Corporation for aggregate gross proceeds of up to USD$10,000,000 announced on September 16, 2020.

1.9	“Loan” shall mean a loan of Loaned Securities hereunder.

1.10	“Loaned Securities” means the Loaned Securities referred to in the preamble to this Agreement which are to be Delivered as a Loan hereunder and, if any new or different security shall be exchanged for any Loaned Securities by recapitalization, merger, consolidation or other corporate action, such new or different securities shall, effective upon such exchange, be deemed to become Loaned Securities in substitution for the former Loaned Security for which such exchange was made. For purposes of Redelivery of Loaned Securities by Borrower or purchase or sale of securities pursuant to Section 11 hereunder, such term shall include securities of the same issuer, class, principal amount or quantity, maturity date, interest rate, and other terms as the Loaned Securities, adjusted in accordance with the provisions hereof.

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1.11	“Prime Rate” shall mean the arithmetic average of the prime rates in Canadian dollars of the five largest Schedule 1 Canadian Banks as quoted by them in Toronto as their respective prime commercial rates for the Business Day preceding the date on which such determination is made.

1.12	“Replacement Collateral” shall mean (i) any non-cash Distributions received by Lender pursuant to Section 6.4 until Redelivery of such securities to Borrower hereunder, (ii) if any new or different security shall be exchanged for any Collateral by recapitalization, merger, consolidation or other corporate action, such new or different securities shall, effective upon such exchange, be deemed to become Collateral in substitution for the former Collateral for which such exchange was made, (iii) if any securities shall be received in respect of any Collateral upon conversion, including forced conversion, of the Collateral, such securities shall, effective upon such conversion, be deemed to become Collateral in substitution for the former Collateral in respect of which such conversion was made; and (iv) if any principal amount of the Collateral is repaid is full or in part, any cash received in respect of such repayment shall, effective upon such repayment, be deemed to become Collateral in substitution for the former Collateral in respect of which such repayment was made.

2 LOAN OF SECURITIES

2.1	Subject to the terms and conditions of this Agreement, Lender agrees to lend the Loaned Securities to Borrower, and Borrower agrees to borrow the Loaned Securities from Lender.

2.2	On the date hereof, or as soon as reasonably practicable following the execution of this Agreement if agreed to by the Borrower, Lender shall Deliver the Loaned Securities to Borrower. A Loan of Loaned Securities shall not occur hereunder until the Loaned Securities and the Collateral therefor are Delivered in accordance with and subject to the terms hereof.

2.3	The Delivery of Loaned Securities to Borrower by Lender shall constitute a loan, and not a sale or other disposition of the Loaned Securities and beneficial ownership of the Loaned Securities shall not pass to Borrower upon Delivery of the Loaned Securities.

2.4	The Loaned Securities delivered by Lender to Borrower, as adjusted pursuant to Section 6, shall be security for all of Lender’s present and future obligations arising from this Agreement. Lender hereby assigns and pledges to Borrower, and grants a continuing security interest in favour of Borrower in, the Loaned Securities, as adjusted pursuant to Section 6, and all rights or claims of Lender in respect of the same or evidenced thereby as security for all of Lender’s present and future obligations arising from this Agreement.

3 COLLATERAL

3.1	Concurrently with the Delivery of the Loaned Securities, Borrower shall Deliver the Collateral to Lender. The Borrower shall maintain its rights to convert the Collateral in accordance with its terms.

3.2	Upon conversion of the Collateral by the Borrower or the Corporation of all or a portion of the Collateral, the Borrower shall provide notice to the Lender directing that the Lender surrender the Collateral to the Corporation, or as otherwise directed by the Borrower, within one (1) Business Day of such request, for the purpose of facilitating such conversion.

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3.3	The Collateral Delivered by Borrower to Lender, as adjusted pursuant to Section 6, shall be security for all of Borrower’s present and future obligations arising from this Agreement. Borrower hereby assigns and pledges to Lender, and grants a continuing security interest in favour of Lender in, the Collateral, as adjusted pursuant to Section 6, and all rights or claims of Borrower in respect of the same or evidenced thereby as security for all of Borrower’s present and future obligations arising from this Agreement. The Lender agrees to hold the Collateral in a segregated account or location and, except as otherwise provided herein, the Lender shall have no right to use, invest or pledge the Collateral for any purpose.

3.4	In the event that any portion of the Collateral is exchanged or replaced by Replacement Collateral, Borrower shall forthwith Deliver such Replacement Collateral to Lender and, if applicable, Lender shall forthwith Redeliver the initial Collateral or any part thereof to Borrower against such delivery.

3.5	Except as provided in Section 4.3 and Section 12, Lender shall Redeliver the Collateral to Borrower on termination of the Loan and upon Redelivery to Lender of all of the Loaned Securities.

3.6	If, on any Business Day, Borrower Delivers the Collateral for the Loan, and Lender does not Deliver the Loaned Securities for the Loan as required hereunder, Borrower shall have the absolute right to the Redelivery of that Collateral, and Lender shall hold that Collateral in trust for Borrower until such Redelivery. If on any Business Day Lender Delivers Loaned Securities for a Loan and Borrower does not Deliver the Collateral for the Loan as provided in Section 3.1, Lender shall have the absolute right to the Redelivery of the Loaned Securities and Borrower shall hold the Loaned Securities in trust for Lender until such Redelivery.

4 TERM AND TERMINATION OF THE LOAN

4.1	Unless otherwise agreed in writing by the parties, the Loan shall remain outstanding during the term of the Convertible Debentures comprising the Collateral, and for such period as the Borrower is unable to Redeliver the Loaned Securities due to applicable Securities Restrictions (as defined in Section 4.6 herein).

4.2	Subject to Section 4.1, this agreement shall terminate (the “Termination Date”): (i) on the date the Convertible Debentures comprising the Collateral are repaid in full by the Corporation; (ii) on the date that all but not less than all of the outstanding aggregate principal amount of a Convertible Debenture is converted into Class B Subordinate Voting Shares of the Corporation in accordance with the terms of the Convertible Debenture (which includes an automatic conversion feature if the Class B Voting Shares trade at 150% of the conversion price for a period of 45 consecutive trading days), (iii) on the date the Corporation purchases a Convertible Debenture for cancellation in accordance with the terms of the Convertible Debenture, (iv) the date the Borrower elects to have a Convertible Debenture redeemed in accordance with Section 3.1 of the Convertible Debenture. In such case, the Borrower shall, as soon as practicable, Redeliver the Loaned Securities to Lender.

4.3	Unless otherwise agreed in writing by the parties, if less than all of the outstanding aggregate principal amount of a Convertible Debenture is converted into Class B Subordinate Voting shares of the Corporation in accordance with the terms of the Convertible Debenture, then Borrower shall Redeliver to Lender 1.4 Loaned Securities for each Class B Subordinate Voting Share of the Corporation into which the Collateral has been converted, rounded-up to the nearest whole Loaned Security. The obligation of the Borrower to Redeliver the Loaned Securities is deemed to be reduced by the Loaned Securities Redelivered pursuant to this Section 4.3.

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4.4	The Borrower shall have the option to terminate this Agreement, at any time, by effecting the Redelivery of the Loaned Securities to the Lender, at which time, Lender shall, subject to Section 4.1, immediately Redeliver the Collateral to the Borrower.

4.5	In addition, in the event that any proceeding is commenced or threatened against Lender by the Corporation, or any shareholder, director, officer or creditor of the Corporation or group of shareholders, directors, officers or creditors of the Corporation, or by any government, credit institution, financial institution or regulatory institution with respect to any obligations of Lender pursuant to this Agreement, Borrower will have the right, upon becoming aware of any such proceeding immediately terminate this Agreement. The date on which Borrower notifies Lender of such termination, will be considered as the termination date for such purpose and subject to Section 4.1, Borrower shall Redeliver the Loaned Securities to Lender, and upon Redelivery by or on behalf of Borrower, Lender shall Redeliver the Collateral to Borrower.

4.6	Lender acknowledges that the Loaned Securities and any Collateral may be subject to applicable requirements of the United States Securities Act of 1933, as amended, or applicable state securities laws, and accordingly, certificates representing the Loaned Securities or the Collateral (including any underlying securities), and all certificates issued in exchange therefor or in substitution thereof, may bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED THAT THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION,”

(collectively, the “Securities Restrictions”).

As a result, the Lender acknowledges and agrees that Redelivery may be delayed until such time as the Securities Restrictions have been met and that this Agreement shall remain in place until such time as the Securities Restrictions have met and the Loaned Securities have been Redelivered.

5 RIGHTS OF BORROWER IN RESPECT OF THE LOANED SECURITIES

5.1	Until a Loan is terminated in accordance herewith and subject to the terms of this Agreement, and except as set out in Section 6.5 Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others.

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6 DIVIDENDS, DISTRIBUTIONS, ETC.

6.1	Lender shall be entitled to receive all Distributions made on or in respect of the Loaned Securities the record dates for which are during the term of the Loan or during the term of possession of the Loaned Securities by Borrower and which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower.

6.2	Any cash Distributions made on or in respect of the Loaned Securities that Lender is entitled to receive pursuant to Section 6.1 shall be due and payable to Lender by Borrower on the payable date as provided for by the Corporation so long as Lender is not in Default at the time of such receipt. Borrower shall forthwith upon such date and without demand pay to Lender such cash Distributions together with interest on such amount and on accrued interest at the Prime Rate calculated daily from the payable date until such amount and such interest is paid in full. Non-cash Distributions received by Borrower on or in respect of the Loaned Securities shall be retained by Borrower and added to the Loaned Securities on the payable date as provided for by the issuer thereof and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith deliver the same to Lender.

6.3	Borrower shall be entitled to receive all Distributions made on or in respect of the Collateral, the record dates for which are during the term of the Loan or during the term of possession of such Collateral by Lender and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been delivered to Lender.

6.4	Any cash Distributions made on or in respect of the Collateral that Borrower is entitled to receive hereunder shall be due and payable by Lender to Borrower forthwith upon the payable date as provided for by the issuer thereof so long as Borrower is not in Default at that time. Lender shall forthwith upon such date and without demand pay to Borrower such cash Distributions together with interest on such amount and on accrued interest at the Prime Rate calculated daily from the payable date until such amount and such interest is paid in full. Non-cash Distributions received by Lender on or in respect of the Collateral shall be retained by Lender and added to the Collateral on the payable date as provided for by the issuer thereof and shall be considered such for all purposes, except that if the Loan has then been terminated, Lender shall forthwith deliver the same to Borrower.

6.5	Borrower acknowledges and agrees that to the extent practicable, all voting rights and other rights or benefits attaching to the Loaned Securities accrue to Lender as legal and beneficial owner of the Loaned Securities as if the Loaned Securities had not been lent by Lender to Borrower; and Borrower shall exercise all such rights and privileges or promptly execute any and all proxies requested by Lender in accordance with the written instructions of Lender. All such instructions or notices shall be given in the normal manner and in sufficient time to allow Borrower to act accordingly. If it is not practicable for the Borrower to comply with Lender’s voting or proxy instructions with respect the Loaned Securities, as determined by the Borrower in its sole discretion, then the parties agree that such voting rights shall be suspended until such time as it is practicable to exercise them. To the extent possible, if there are any voting rights attaching to the Collateral, Borrower shall immediately accrue to Lender such voting rights in lieu of voting rights otherwise attributable to the Loaned Securities, as if the Lender were the legal and beneficial owner of the voting rights associated with the Collateral. In such a circumstance, Borrower shall promptly execute any and all proxies requested by Lender in connection therewith.

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6.6	Subject to Section 6.5, Lender acknowledges and agrees that all voting rights and other rights or benefits attaching to the Collateral accrue to Borrower as legal and beneficial owner of the Collateral as if the Collateral had not been delivered by Borrower as collateral for the benefit of Lender; and Lender shall exercise all such rights and privileges or promptly execute any and all proxies requested by Borrower in accordance with the written instructions of Borrower. All such instructions or notices shall be given in the normal manner and in sufficient time to allow Lender to act accordingly. If Lender cannot or does not comply with Borrower’s voting or proxy instructions, then the parties agree that all voting rights, options, conversion privileges and other rights or benefits attaching to the Loaned Securities shall immediately accrue to Borrower as if it were the legal and beneficial owner of the Loaned Securities. In such a circumstance, Lender shall promptly execute any and all proxies requested by Borrower in connection therewith.

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7.1	Lender shall handle the Collateral in a reasonable, prudent and business-like manner and shall take all steps necessary to protect and preserve the Collateral from any loss or theft, save and except any loss resulting from a decline in the market value of the Collateral.

7.2	Borrower shall handle the Loaned Securities in a reasonable, prudent and business-like manner and shall take all steps necessary to protect and preserve the Loaned Securities from any loss or theft, save and except any loss resulting from a decline in the market value of the Loaned Securities.

8 REPRESENTATIONS OF THE PARTIES

8.1	The parties hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder and shall be deemed to have been relied upon by the other party hereto:

(a)	Each party hereto represents and warrants that: (a) it has the corporate power and/or authority, as applicable to such party, to execute and deliver this Agreement, to enter into the Loan contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action, to the extent applicable to such party, to authorize such execution, delivery and performance; (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with the terms of this Agreement; and (d) it is a sophisticated party and it has had the opportunity to or has obtained independent legal advice regarding this agreement and the transactions contemplated herein and any that are related or incidental hereto.

(b)	Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and the Loan hereunder will at all times comply with all applicable laws and regulations including those of applicable, securities regulatory and self-regulatory organizations.

(c)	Each party hereto represents and warrants that it has made its own determinations as to the tax treatment of any dividends, remuneration or other funds received hereunder and neither shall rely on the other in respect thereof and each shall retain its own professional tax advisor for the purpose of advising it on specific tax matters relating to the Loan.

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(d)	Borrower represents and warrants that it has, or will have at the time of Delivery of any Collateral, the right to grant a first priority security interest therein pursuant to the terms and conditions hereof.

(e)	Lender represents and warrants that it has, or will have at the time of Delivery of any Loaned Securities, the right to Deliver the Loaned Securities pursuant to the terms and conditions hereof.

(f)	Lender represents and warrants that the Loaned Securities consist of shares of a class of the capital stock of the Corporation, which class is listed on a stock exchange prescribed for the purposes of applicable tax laws.

(g)	Lender and Borrower represent and warrant that they deal with each other at arm’s length for purposes of applicable tax laws.

(h)	Each party hereto agrees that this Agreement and the Loan made hereunder shall be “eligible financial contracts” and/or “secured contracts” for the purpose of any insolvency, security or remedial legislation or regulation and shall in no circumstance be considered a loan of monies.

9 COVENANTS

9.1	Lender and Borrower agree to accept liability as principals with respect to their obligations hereunder.

9.2	Lender shall prepare, file and diligently pursue until received any and all necessary consents, approvals, filings and authorizations of any person and make such necessary filings, as are required to be obtained under applicable law necessary for it to satisfy its obligations under this Agreement, including but not limited to the obligation to transfer the Loaned Securities to Borrower.

10 EVENTS OF DEFAULT

10.1	The Loan between Borrower and Lender may (at the option of the non-defaulting party, exercised by notice to the defaulting party) be terminated immediately upon the occurrence of any one or more of the following events (individually, a “Default”):

(a)	if any Loaned Securities shall not be Redelivered to Lender on the Termination Date;

(b)	if any Collateral shall not be Redelivered to Borrower on the Termination Date;

(c)	except as provided in Article 4, if either party shall fail to Deliver or Redeliver the Collateral or Loaned Securities, as the case may be, as required by this Agreement, including pursuant to Article 4 ;

(d)	if either party shall fail to make the payment of Distributions as required by Section 6 and such Default is not cured within three (3) Business Days of receipt of written notice of such failure to the party in Default;

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(e)	if, as at the date of any Loan hereunder, any representation of Borrower or Lender contained in Section 8 is incorrect in any material respect;

(f)	if either party shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statue, law or regulation, or shall seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or any material part of its properties; or if any petition, not dismissed within 30 calendar days, is filed against a party hereto (other than by the contra party to this Agreement) in any court or before any agency alleging the bankruptcy or insolvency of such party or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a receiver or trustee of all or any material part of such party’s property; or

(g)	if Borrower shall have been suspended or expelled from membership or participation in any securities exchange or other self-regulatory organization or if it is suspended from dealing in securities by any governmental agency, and such circumstance has a material adverse effect on the ability for the Borrower to perform its obligations hereunder ;

(h)	if Borrower shall have its licence, charter or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or provincial government or agency thereof, and such circumstance has a material adverse effect on the ability for the Borrower to perform its obligations hereunder; or

(i)	if either party shall fail to perform any of its obligations hereunder.

11 LENDER’S REMEDIES

11.1	In the event of any Default by Borrower under Section 10, and upon delivery of written notice of termination by Lender, Borrower shall forthwith Redeliver the Loaned Securities to Lender. If Borrower fails to do so, Lender shall be entitled to realize upon the pledge of the Collateral and otherwise enforce its security interest therein, in addition to all such other rights and remedies (including, without limitation, the right of set-off contained in Section 13.1) which the Lender may otherwise have by contract or under applicable law.

11.2	Borrower shall indemnify and save harmless Lender from all costs, charges or expenses, including reasonable legal, accounting and other fees that Lender may incur as a result of a Default by Borrower.

12 BORROWER’S REMEDIES

12.1	In the event of any Default by Lender under Section 10, and upon delivery of written notice of termination by Borrower, Lender shall forthwith Redeliver the Collateral to Borrower. If Lender fails to do so, Borrower shall be entitled to realize upon the pledge of the Loaned Securities, in addition to all such other rights and remedies (including, without limitation, the right of set-off contained in Section 13.1) which the Borrower may otherwise have by contract or under applicable law.

12.2	Lender shall indemnify and save harmless Borrower from all costs, charges or expense, including reasonable legal, accounting and other fees that Borrower may incur as a result of a Default by Lender.

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13 SET-OFF

13.1	Each party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply the amount owed by the other hereunder to it hereunder against any and all of its obligations to the other party, including, without limitation, the obligations arising under Article 11 and Article 12, as the case may be, irrespective of whether or not demand shall have been made. The rights of the parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the parties may have. Each party acknowledges that it would be inequitable and unconscionable not to allow the non-defaulting party a right of set-off. Each party acknowledges the mutuality of their debts and their respective rights to retain and realize upon Collateral or Loaned Securities as provided for in Article 11 and Article 12, as the case may be.

14 NOTICES AND ADDRESS FOR DELIVERY OR REDELIVERY

14.1	In the case of either party, any notice required or permitted to be given under this Agreement shall be in writing and may be given by personal delivery, by electronic delivery or by registered mail in Canada, with postage or charges prepaid, and any Deliveries or Redeliveries of Loaned Securities or Collateral, shall be made as follows:

(a)	To Lender at:	●

Attention: ●
Email: ●

(b)	To Borrower at:	●

Attention: ●
Email: ●

14.2	Any notices and communications shall be deemed to have been duly given: at the time they are delivered by hand, if personally delivered; on the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery; on the third Business Day following the day the notice was mailed; and upon confirmation of transmission if sent via electronic means or telegram. The parties may change the addresses to which notices are to be given by giving prior notice of such change in accordance herewith.

15 MISCELLANEOUS

15.1	This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties hereby attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Agreement. Time is of the essence for this Agreement.

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15.2	The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

15.3	All remedies hereunder shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

15.4	This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement shall not be assigned by either party. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. Time is of the essence for this Agreement.

15.5	This Agreement shall not be assigned by either party without the prior written consent of the other party, except that the Borrower may transfer this Agreement to an affiliate with notice to the Lender, but without the prior written consent of Lender. Subject to the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the parties and their respective heirs, representatives, successors and permitted assigns.

15.6	This Agreement may be cancelled by either party upon giving written notice to the other party, subject only to fulfilment of any obligations then outstanding.

15.7	This Agreement may be executed by the parties via electronic transmission and in one or more counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the date first written above.

●

By:
Name:
Title:

●

By:
Name:
Title:

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